Exhibit 99.1
Execution Version

WORLD COMMERCE SERVICES, LLC

REMO PICCHIETTI

MARY PICCHIETTI

AND

WAKO LOGISTICS GROUP, INC.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

As of July 31, 2007

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 31 day of July 2007, by and among WORLD COMMERCE SERVICES, LLC, a limited liability company organized under the laws of Illinois (the “Company”), WAKO LOGISTICS GROUP, INC., a corporation organized under the laws of Delaware (the “Purchaser”), REMO PICCHIETTI (“Remo”) and MARY PICCHIETTI (“Mary”, each of Remo and Mary shall be referred to herein individually as a “Seller” and collectively as the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers own all of the outstanding equity interests (the “Membership Interests”) of the Company;

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, all of the Membership Interests of the Company owned by the Sellers, as more specifically described in this Agreement;

WHEREAS, the Sellers and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission under Section 4(2) of the Securities Act; and

WHEREAS, certain terms used in this Agreement are defined in Section 1 hereof.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

1.     Definitions. When used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Closing Date EBITDA” shall have the meaning set forth in Schedule 2.2(b) to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Executive” means Remo.

“Contract” means any contract, agreement, indenture, lease, conditional sales contract, license, commitment or other arrangement, whether written or oral.

“Current Litigation” shall have the meaning set forth in Section 5.18 of this Agreement.

“Employee” of a Person means any of its current employees, officers or directors.

“Employment Agreement” shall have the meaning set forth in Section 7.3(g) of this Agreement.

“Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Environmental Liabilities” means with respect to any Person, any and all liabilities of or relating to such Person, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

“GAAP” means generally accepted accounting principles, as in effect in the United States.

“Governmental Authority” means any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hazardous Material” shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Governmental Authorities under applicable Environmental Laws).

“Indemnified Party” means any Person entitled to indemnification under any provision of Section 9 of this Agreement.

“Knowledge” or “knowledge” means with respect to any individual, actual, conscious knowledge without investigation. Without limiting or expanding the generality of the foregoing, the Company shall be deemed to have “Knowledge” or “knowledge” of a particular fact or other matter if the Company Executive or Jeffrey Krawchuk has Knowledge of such fact or other matter, and the Purchaser shall be deemed to have “Knowledge” or “knowledge” of a particular fact or other matter if Christopher Wood or David Koontz has Knowledge of such fact or other matter.

“Law” means any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, Orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental Authority, from time to time.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar laws) of any jurisdiction and including any lien or charge arising by statute or other law.

“Loss” or “Losses” means any and all liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an Indemnified Party; provided, however, that, except or Losses arising from or related to the Current Litigation, Losses shall not include consequential or punitive damages.

“Material Adverse Effect” or “Material Adverse Change” means any change, event, development, or effect that is materially adverse to the business, assets, liabilities, properties, results of operations or conditions (financial or otherwise) of the Company, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) changes in GAAP or (2) the taking of any action contemplated by this Agreement and the Transactions Documents, and (b) any adverse change in or effect on the business of the Company or the Purchaser, as the case may be, that is cured by such Party before the Closing Date.

“Mezzanine Debt” means the debt obligations of the Company identified on Schedule 5.1(c) hereto.

“Mezzanine Debt Holders” means the holders of Mezzanine Debt, set forth on Schedule 5.1(c) hereto.

“Mezzanine Warrants” shall mean the warrants held by the Mezzanine Debt Holders and identified on Schedule 5.1(c) hereto.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Authority.

“Permitted Liens” means: (i) zoning ordinances and regulations which do not materially and adversely affect the Purchaser’s use or marketability of the Real Property Leases for their current uses; (ii) real estate taxes and assessments, both general and special, which are a lien but are not yet due and payable at the Closing Date; and (iii) easements, Liens, covenants, conditions, reservations and restrictions of record, if any, as have been approved in writing by the Purchaser before the Closing Date.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Representatives” of a Person means its Employees, agents, legal advisors and accountants.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2.     Sale and Purchase of Membership Interests.

Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 4.1 hereof), the Sellers shall sell, assign, convey and transfer to the Purchaser, and the Purchaser shall purchase from the Sellers all right, title and interest of the Sellers in and to the Membership Interests, free and clear of all Liens.

3.     Purchase Price.

3.1      Purchase Price.

(a)     In consideration of the sale, assignment, conveyance and transfer of the Membership Interests pursuant to Section 2 hereof, the Purchaser shall transfer to the Sellers, in consideration for the Membership Interests and in reliance upon the representations and warranties made herein by the Sellers, the purchase price (the “Purchase Price”) consisting of the Base Price (defined below) and the Contingent Purchase Price (defined below).

(b)     The Purchase Price shall be the sum of 4,710,014 duly authorized, validly issued, fully paid, and non assessable shares of Common Stock, par value $0.001 per share (the “Purchaser Common Stock”), of the Purchaser, subject to adjustment as provided in Schedule 3.2(c) (the “Base Price”), plus the Contingent Purchase Price (if any), and shall be payable as provided in this Agreement. The Sellers acknowledge and agree that all such shares of Purchaser Common Stock included in the Base Price and Contingent Purchase Price (if any) shall be “restricted securities” as such term is defined under Rule 144 promulgated under the Securities Act and shall bear appropriate restrictive legends as determined by the Purchaser.

3.2      Payment of Purchase Price; Additional Closing Payments. The Purchase Price shall be payable as follows:

(a)     At the Closing (as defined in Section 4.1 hereof), the Purchaser shall deliver to or on behalf of the Sellers the Base Price payable as follows:

(i)     sixty-two and one half percent (62.5%) of which (2,943,759 shares of Purchaser Common Stock) shall be delivered to Sellers; and

(ii)    the remaining 1,766,255 shares of the Purchaser Common Stock (the “Escrow Shares”) shall be issued in the name of the Sellers but delivered to the escrow agent (the “Escrow Agent”) to be held in escrow pursuant to the terms and conditions of the Escrow Agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”); and the Escrow Shares shall be held in escrow by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement. As more specifically provided in the Escrow Agreement, the Sellers shall possess and enjoy full voting rights and rights to distribution with respect to the Escrow Shares while such shares are held in the escrow.

(b)     The Company and the Sellers expressly agree that the Escrow Shares (i) are being held in escrow solely as security for the Sellers’ indemnification obligations pursuant to Section 9 of this Agreement and (ii) are subject to release to the Purchaser and/or the Sellers upon the terms set forth herein and in the Escrow Agreement; provided, however, to the extent this Agreement and the Escrow Agreement conflict or are otherwise inconsistent, this Agreement shall control.

(c)     The balance of the Purchase Price (the “Contingent Purchase Price”), if any, shall be computed in accordance with Schedule 3.2(c) hereto, and payable in the manner and subject to adjustment as provided in said Schedule 3.2(c).

(d)     Simultaneously with the Closing, the Purchaser shall cause, without affecting the Purchase Price, the Company to pay in full and otherwise satisfy all of the Company’s obligations under or related to the outstanding Mezzanine Debt and retire, repurchase, and/or cancel all Mezzanine Warrants.

4.     Closing.

4.1      Closing Date. The closing of the sale and purchase of the Membership Interests (the “Closing”) shall take place on or around July 31, 2007, or at such other time, date or place as the parties hereto may mutually agree; provided, that all conditions to the Closing set forth in this Agreement have been satisfied or waived by such date. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.” At the Closing, (i) the Sellers shall execute and deliver the documents referred to in Section 7.1 hereof, and (ii) the Purchaser shall execute and deliver or cause to be delivered the documents referred to in Section 7.2 hereof. The Closing shall be deemed effective as of the close of business on the Closing Date.

5.     Representations and Warranties of the Sellers and the Company.

The Sellers and the Company hereby, jointly and severally, represent and warrant to the Purchaser that the statements contained in this Section 5 are correct and complete as of the Closing Date, except as set forth in the schedules accompanying this Agreement (the “Schedules”). The Schedules will be arranged in sections corresponding to the lettered and numbered sections contained in this Section 5 and shall qualify the representations or warranties to which they apply.

5.1      Organization and Good Standing; Subsidiaries; Capitalization.

(a)     The Company is duly organized, validly existing and in good standing under the laws of the state of Illinois and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as and in the places such properties and assets are now owned, leased or operated and as such business is presently conducted. The Company is duly qualified or authorized to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except where the lack of such qualification or authorization would not have a Material Adverse Effect. The copies of the Company’s Articles of Organization and Operating Agreement attached hereto as Schedule 5.1 are true, complete and correct.

(b)     The Company has no subsidiaries and has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise or entity. The business carried on by the Company has not been conducted through any direct or indirect subsidiary or any direct or indirect Affiliate of the Company.

(c)     Schedule 5.1(c) hereto sets forth a true and complete list of the holders of all outstanding Mezzanine Debt, Membership Interests and the holders of all outstanding options and warrants issued by the Company, which Mezzanine Debt, Membership Interests, options and warrants are held by them in the amounts set forth on Schedule 5.1(c). There are no options, warrants, calls, rights, or other commitments relating to the issued or unissued Membership Interests of the Company or obligating the Company to issue or sell any Membership Interests or other equity interests in the Company. There are no securities of the Company outstanding which upon conversion or exchange would result in the issuance of Membership Interests. There are no appreciation rights, or other similar rights based on securities of the Company, which would require the issuance, sale or transfer of Membership Interests or any other securities of the Company, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Membership Interests or other equity securities of the Company. Except as set forth on Schedule 5.1(c), other than the Company’s Operating Agreement, neither the Sellers nor the Company is a party to any voting trust or other voting agreement with respect to any of the securities of the Company or of any agreement relating to the issuance, sale, redemption, transfer or other disposition of the Membership Interests or other securities of the Company.

5.2      Ownership of Membership Interests. Except as set forth on Schedule 5.2, the Sellers are the owners of, and have good and marketable title to, all of the issued and outstanding Membership Interests of the Company, free and clear of all Liens. All of the Membership Interests owned by the Sellers have been duly authorized, and are validly issued, fully paid and non-assessable.

5.3      Authorization of Agreement; Enforceability. Each Seller and the Company have all requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Sellers and/or the Company in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), and to perform fully each of their obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary limited liability company action on the part of the Company and each of its managers and members. This Agreement and each of the Transaction Documents has been duly and validly executed and delivered by the Sellers and the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, this Agreement and each of the Transaction Documents constitutes the legal, valid and binding obligations of the Sellers and the Company, enforceable against each of them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.4      Consents of Third Parties. Except as set forth on Schedule 5.4, neither the execution and delivery by the Sellers and the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Sellers and the Company with any of the provisions hereof or thereof (a) conflict with, or result in the breach of, any provision of the Articles of Organization and Operating Agreement of the Company, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any material Permit or any Order to which the Company is a party or any material Contract to which the Company or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to the Company or (d) result in the creation of any Lien upon the properties or assets of the Company. Other than those which have been obtained by the Company, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of the Sellers or the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Sellers and the Company with any of the provisions hereof or thereof.

5.5      Books and Records. The Company has made available to the Purchaser the minute books and limited liability company records of the Company. To the knowledge of the Sellers, the books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

5.6      Financial Statements. Attached hereto as Schedule 5.6 are (i) the audited balance sheet and income statements, and cash flow of the Company as of and for the fiscal years ended December 31, 2006, 2005 and 2004, and (ii) unaudited balance sheet, income statements and cash flow of the Company as of and for the last five (5) months ended May 31, 2007 (the “Most Recent Financial Statements”). Such balance sheets and income statements (collectively referred to herein as the “Financial Statements”) fairly present, in all material respects, the financial position of the Company as of the dates thereof, for the periods covered thereby and the results of operations of the Company for the periods set forth therein, all in conformity with GAAP (in the case of all interim period Financial Statements, subject to the absence of footnotes and to year end adjustments).

5.7      Accounts Receivable. The accounts receivable which are reflected on the Financial Statements and as set forth on Schedule 5.7 hereto, are good and collectible in the ordinary course of business at the aggregate amounts thereof, less the respective amount of the allowances for doubtful accounts receivable, if any, reflected thereon, and are not subject to offsets other than in the ordinary course of business. The accounts receivable of the Company added since the date of the Most Recent Financial Statements are good and collectible in the ordinary course of business, less the amount of the allowances for doubtful accounts, if any, reflected thereon (which allowances were established on a basis consistent with prior practice), and are not subject to offsets other than in the ordinary course of business.

5.8      Undisclosed Liabilities. The Company does not have any liabilities or obligations (whether absolute, accrued, fixed, contingent or otherwise, secured or unsecured) (collectively, “Liabilities”), except liabilities or obligations (a) listed on Schedule 5.8, hereto (b) disclosed in the Financial Statements, (c) incurred since the date of the Most Recent Financial Statements in the ordinary course of business, (d) which would not be required under GAAP to be set forth on or reserved against in the Financial Statements, or (e) that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not a party to, or has any commitment to become a party to, (i) any Contract associated with off balance sheet financing, including any arrangement for the sale of receivables or (ii) any interest rate, currency or other hedging arrangement or Contract relating to derivatives. The Company is not a guarantor for any liability or obligation (including indebtedness) of any third party.

5.9      Absence of Certain Developments. Except as set forth on Schedule 5.9, since the date of the Most Recent Financial Statements:

(a)     there has not been any Material Adverse Change nor, to the Sellers’ knowledge, has any event occurred which could reasonably be expected to result in any Material Adverse Change;

(b)     there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any distribution in respect of the Membership Interests of the Company, or any repurchase, redemption or other acquisition by the Company, of any of the outstanding securities of, or other ownership interest in, the Company;

(c)     there has not been any transfer, issue, sale or other disposition by the Company of any Membership Interests or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire Membership Interests or such other securities;

(d)     the Company has not (i) awarded or paid any bonuses to Employees or Representatives of the Company, (ii) entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement), (iii) agreed to increase the compensation payable or to become payable by the Company to any of the Company’s Employees or Representatives, or (iv) agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such Employees or Representatives, other than in the ordinary course of business consistent with past practice, which increases in the aggregate do not exceed $50,000 in annual cost to the Company, and consistent with the operating expense budget of the Company, and other than as may be agreed by the Purchaser;

(e)     the Company has not made any loans, advances (other than advances to officers and employees of the Company which advances are made in the ordinary course of business and do not exceed per individual the reasonable anticipated expenses for legitimate business purposes), or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company;

(f)     to the knowledge of the Sellers, the Company has not transferred or granted any rights under any material Contracts, leases, licenses, agreements or Intellectual Property (defined hereafter) used by the Company in its business;

(g)     there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company having a replacement cost of more than $5,000 for any single loss or $10,000 for all such Losses;

(h)     the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets for a purchase price in excess of $10,000 in the aggregate or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company for a sale price in excess of $15,000 in the aggregate except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business;

(i)     the Company has not canceled or compromised any debt or claim, or, to the knowledge of the Sellers, amended, canceled, terminated, relinquished, waived or released any Contract, except in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not result in a Material Adverse Change;

(j)     the Company has not made any binding commitment to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $25,000 in the aggregate;

(k)     the Company has not incurred any debts, obligations or liabilities, whether due or to become due, except liabilities incurred in the ordinary course of business, none of which liabilities (individually or in the aggregate) could result in a Material Adverse Change;

(l)     the Company has not entered into any transaction other than in the ordinary course of business, except for this Agreement and except for transactions involving less than $15,000;

(m)     the Company has not encountered any strikes or labor union organizing activities;

(n)     the Company has not made any change in the accounting principles, methods or practices followed by it or changed its depreciation or amortization policies or rates theretofore adopted;

(o)     to the knowledge of the Sellers, the Company has not disclosed to any Person any material trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements or privilege;

(p)     the Company has not suffered or experienced any material change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company which could reasonably be expected to result in any Material Adverse Change; and

(q)     the Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including, without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate in each case, in excess of $10,000 or its equivalent.

5.10     Taxes. Except as set forth on Schedule 5.10, the Company has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid as shown thereon. To the knowledge of the Sellers, such Tax returns and reports are true and correct in all material respects. No deficiencies for any Tax are currently assessed against the Company, and, no Tax returns of the Company have ever been audited by a Governmental Authority, and, to the knowledge of the Sellers and the Company, there is no such audit pending. There is no Tax Lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company other than Liens for Taxes which are not yet due. The Company has not executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge. The Company has properly charged, collected and paid all applicable stamp, sales, use and other similar Taxes on or before the Closing Date.

5.11     Real Property.

(a)     The Company does not now own, and has not owned any real property.

(b)     Schedule 5.11 attached hereto sets forth a complete list of all real property and interests in real property leased by the Company (each, a “Real Property Lease,” and collectively, the “Real Property Leases”) as lessee or lessor. The Company has good, legal and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens other than Permitted Liens.

(c)     To the knowledge of the Sellers, each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company, or by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

(d)     No previous or current party to any Real Property Lease has given written notice of, or to the knowledge of the Sellers, made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

5.12     Tangible Personal Property; Assets. The Company has good, legal and marketable title to or valid leasehold interests in, all of its personal property and assets. Except as set forth on Schedule 5.12, the personal property owned by the Company is held in each case free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 5.12, with respect to the personal property and assets that the Company leases, the Company is in compliance with such leases except for such noncompliance as would not have a Material Adverse Effect, and the Company holds a valid leasehold interest free and clear of any Liens other than Permitted Liens.

5.13     Intellectual Property. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, software, trade secrets and know how (collectively, the “Intellectual Property”) necessary to the conduct of its business as currently conducted. Schedule 5.13 sets forth a correct and complete list of all of the registered Intellectual Property of the Company. No claim is pending or, to the knowledge of the Sellers, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property. No claim is pending or, to the knowledge of the Sellers, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

5.14     Technology. Other than off-the-shelf or shrinkwrap software, the proprietary technology and other proprietary know-how necessary to the conduct of the Company’s business as currently conducted was completely developed by the Company’s full-time employees only.

5.15     Material Contracts.

(a)     Except as set forth on Schedule 5.15, neither the Company nor any of its properties or assets is a party to or bound by any (i) Contract involving a commitment or payment by the Company in excess of $10,000, (ii) Contract among members or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or share capital of the Company or any other Person or involving a sharing of profits, (iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company, (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract, (v) Contract with any Governmental Authority outside the ordinary course of business, (vi) Contract with respect to the discharge, storage or removal of Hazardous Materials or (vii) binding commitment or agreement to enter into any of the foregoing.

(b)     (i)     Each of the Contracts described on Schedule 5.15 is valid and enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any such Contract by the Company or, to the knowledge of the Sellers or the Company, by any other party thereto, which is likely to have a Material Adverse Effect, and, to the Knowledge of the Sellers and the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default by the Company thereunder which is likely to have a Material Adverse Effect.

                          (ii)    No previous or current party to any Contract has given written notice or, to the Knowledge of the Company or the Sellers, threatened to give notice to the Company or the Sellers with respect to any breach or default thereunder, and, to the Knowledge of the Company or the Sellers, no such party has any reasonable basis to give such notice or otherwise make a claim with respect to any such breach or default.

(c)     With respect to the Contracts described on Schedule 5.15 that were assigned to the Company by a third party, if any, all required consents to such assignment have been obtained.

5.16     Employee Benefits.

(a)     Except as set forth on Schedule 5.16 the Company does not have in effect any employment agreements, employee benefit plans, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. The Company is in compliance in all material respects with all applicable Laws relating to labor, occupational health and safety, employment, fair employment practices, terms and conditions of employment, and wages and hours.

(b)     Except as set forth on Schedule 5.16, the Company does not participate, maintain or contribute to any single or multi-employer employee benefit plan (collectively, “Plans”) governed by or subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether by reason of being a member of an affiliated group of companies, one of which maintains such a plan, or otherwise), nor has it participated, maintained, contributed or incurred any liability or obligation with respect to any such Plan. The Company has furnished Purchaser true and correct copies of such Plans, all as amended to date. The Plans comply with all applicable Laws, and have been administered in material compliance with their terms and with all filing, reporting, disclosure and other requirements of ERISA, the Code and all other applicable Laws.

5.17     Employees.

(a)     To the Knowledge of the Sellers and the Company, no Employee of the Company who is material to the operation of the Company’s business has any plans to terminate his, her or its employment or relationship as an Employee with the Company, except for those Employees, if any, requested to resign by the Purchaser.

(b)     Schedule 5.17 sets forth a true and complete list of (i) each Employee of the Company whose current annual compensation is $50,000 or more, together with such person’s job title and amounts and forms of compensation and fringe and severance benefits and (ii) each consultant, contractor or subcontractor equivalent of the Company whose annual compensation by the Company is $50,000 or more, together with such person’s amounts and forms of compensation.

(c)     To the Sellers’ and the Company’s Knowledge, no Employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, non-competition agreements, licenses, covenants, or commitments of any nature), or subject to any judgment, decree, or Order of any court or Governmental Authority that would conflict with the Company’s business as currently conducted.

(d)     Schedule 5.17 indicates which of those Employees of the Company listed on Schedule 5.17 have entered into a confidentiality agreement with the Company.

5.18     Litigation. There are no Legal Proceedings pending or, to the knowledge of the Sellers or the Company, threatened that question the validity of this Agreement or any of the Transaction Documents or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. Except for the matters set forth on Schedule 5.18 (the “Current Litigation”), there are no Legal Proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or assets, and to the Knowledge of the Sellers and the Company, there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the knowledge of the Sellers or the Company, threatened Order of any Governmental Authority against, in respect of or naming the Company or in respect of any of its properties or assets.

5.19     Compliance with Laws; Permits.

(a)     To the knowledge of the Sellers, the Company is in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Authority applicable to the Company, or to the conduct of the business or operations of the Company, or the use of any of its properties (including any leased properties) and assets. Except as set forth on Schedule 5.19, the Company has not received any written notices of violation or alleged violation of any such Law or Order by any Governmental Authority.

(b)     The Company has all Permits necessary for the conduct of its business where the failure to have such Permits would have a Material Adverse Effect. The Company has complied in all material respects with all conditions of such Permits applicable to it; no default or violation which would have a Material Adverse Effect, has occurred in the due observance of any such Permit; to the knowledge of the Sellers, all such Permits are in full force and effect without further consent or approval of any Person; and neither the Sellers nor the Company has received any written notice from any Governmental Authority to the effect that there is lacking any such material Permit required in connection with the current operations of the Company.

5.20     Environmental and Safety Laws. The Company is not in violation of any applicable Laws relating to the environment or occupational health and safety where the failure to so comply would have a Material Adverse Effect and no material expenditures are required in order to comply with any such existing Laws.

5.21     Certain Business Practices. To the knowledge of the Sellers, neither the Company nor any director, Employee, Representative, consultant or Affiliate of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

5.22     Interested Party Transactions. Schedule 5.22 sets forth each material transaction between Company on one hand and any of the directors, Employees, members or other Affiliates of the Company on the other (other than bona fide employment related transactions in the ordinary course of business).

5.23     Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, business and projects against such losses and risks, and in such amounts, as are customary in the case of businesses of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and to the Knowledge of the Company and the Sellers, there is no reasonable basis to believe that the Company will not be able to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result primarily from any act or omission of the Company. Except as set forth on Schedule 5.23 hereto, there are no claims currently pending by the Company under any insurance policy. The Company is not in default in any material respect with respect to any provision contained in any insurance policy maintained by the Company and the Company has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

5.24     Customers and Suppliers. Schedule 5.24 sets forth a true and correct list of the ten (10) largest customers (by gross profit for the period from April 1, 2006 through December 31, 2006) and the ten (10) largest suppliers (by total purchases during the most recent fiscal year) of the Company. To the Knowledge of the Sellers and the Company, none of the customers or suppliers identified on Schedule 5.24 has provided to the Company written notice of its intent to terminate or cancel any material portion of the business currently conducted by the Company.

5.25     Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Sellers or the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment from the Sellers or the Company in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Sellers or the Company.

5.26     Condition of Properties. All facilities, equipment, fixtures, vehicles and other properties owned or leased by the Company are in operating condition (reasonable wear and tear excepted), are reasonably adequate and sufficient for the Company business as it is currently conducted.

5.27     Securities Laws. The Company has complied with all applicable U.S. federal and state securities laws in connection with all offers, issuances and sales of its securities prior to the date hereof including, without limitation, the Membership Interests purchased by the Purchaser. Except for those securities that have been properly registered under the Securities Act and all applicable state securities laws, neither the Company nor any Person acting on its behalf has offered any of the Company’s securities to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

5.28     Registration Rights. No Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

5.29     Environmental. The Company is currently in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws. There are no pending, or to the knowledge of the Sellers, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against the Company or involving or arising out of or in connection with the Company’s business or any real property currently or formerly owned, operated or leased by the Company. The Company is not subject to and has received no written allegations from any Governmental Authority of any Environmental Liabilities and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by the Company or the Company’s operations thereon has resulted in or would result in Environmental Liabilities, and (iv) all real property owned, leased or operated by the Company is free of contamination from Hazardous Materials that would have a Material Adverse Effect.

5.30     Bank Accounts. The Company has previously delivered to the Purchaser a true and complete list of: (i) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

5.31     Accredited Investor Status.     Each Seller is an “accredited investor” as that term is defined in Regulation D under the Securities Act.

5.32     Disclosure; Survival. All representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of 18 months immediately after the Closing (unless the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing). Notwithstanding anything to the contrary contained herein, the representations and warranties of the Sellers and the Company in Section 5.10 above shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby for the applicable statute of limitation periods (unless the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing).

6.     Representations and Warranties of the Purchaser.

The Purchasers hereby represents and warrants to the Sellers and the Company that the statements contained in this Section 6 are correct and complete as of the Closing Date, except as set forth in the Purchaser’s Schedules accompanying this Agreement. The Purchaser’s Schedules will be arranged in sections corresponding to the lettered and numbered sections contained in this Section 6.

6.1      Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

6.2      Authorization of Agreement; Enforceability. The Purchaser has full requisite power and authority to execute and deliver this Agreement and the Transaction Documents, and to perform fully each of their obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser and its directors and shareholders. This Agreement and each of the Transaction Documents has been duly and validly executed and delivered by the authorized persons of the Purchaser and, assuming the due authorization, execution and delivery thereof by the Purchaser, this Agreement and each of the Transaction Documents constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3      Capitalization. The authorized capital stock of Purchaser consists solely of 55,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As of May 14, 2007, there were 25,390,080 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock issued and outstanding. In addition, as of the date hereof, the Purchaser has reserved an additional 1,300,000 shares of Common Stock for issuance to third parties. The shares of the Purchaser Common Stock to be issued to the Sellers pursuant to this Agreement, will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully-paid and nonassessable, and, as of the date of the Closing, the maximum aggregate number of shares of Purchaser Common Stock issuable to the Sellers pursuant to the terms of this Agreement as the Base Price and the Contingent Purchase Price will constitute 20% of the Purchaser’s then issued Purchaser Common Stock consistent with the Capitalization Table set forth in Schedule 6.3. The shares of the Purchaser Common Stock to be issued pursuant to this Agreement will, when issued in accordance with the terms of this Agreement, be issued in accordance with the provisions of all federal and state securities laws and other applicable Laws. Except as set forth on Schedule 6.3 hereto, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, convertible promissory notes, conversion rights, exchange rights, or other contracts or commitments that could require the Purchaser to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Purchaser.

6.4      Consents of Third Parties. Neither the execution and delivery by the Purchaser of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, or compliance by the Purchaser with any of the provisions hereof or thereof (a) conflict with, or result in the breach of, any provision of the Certificate of Incorporation and Bylaws of the Purchaser, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any material Permit or any Order to which the Purchaser is a party or any material Contract to which the Purchaser or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to the Purchaser or (d) result in the creation of any Lien upon the properties or assets of the Purchaser. Other than those which have been obtained by the Purchaser, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Purchaser with any of the provisions hereof or thereof.

6.5      Books and Records. To the knowledge of the Purchaser, the books of account, order books, records and documents of the Purchaser accurately and completely reflect all material information relating to the business of the Purchaser, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Purchaser.

6.6      Absence of Certain Developments. Except as set forth on Schedule 6.6, since April 1, 2007:

(a)     there has not been any Material Adverse Change nor, to the Purchaser’s knowledge, has any event occurred which could reasonably be expected to result in any Material Adverse Change;

               (b)     there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any distribution in respect of the capital stock of the Purchaser, or any repurchase, redemption or other acquisition by the Purchaser, of any of the outstanding securities of, or other ownership interest in, the Purchaser;

               (c)     there has not been any transfer, issue, sale or other disposition by the Purchaser of any capital stock or other securities of the Purchaser or any grant of options, warrants, calls or other rights to purchase or otherwise acquire the capital stock or such other securities; and

               (d)     the Purchaser has not made any change in the accounting principles, methods or practices followed by it or changed its depreciation or amortization policies or rates theretofore adopted.

6.7      Taxes. Except as set forth on Schedule 6.7, the Purchaser has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid as shown thereon. To the knowledge of the Purchaser, such Tax returns and reports are true and correct in all material respects. No deficiencies for any Tax are currently assessed against the Purchaser, and, no Tax returns of the Purchaser have ever been audited by a Governmental Authority, and, to the knowledge of the Purchaser, there is no such audit pending. There is no Tax Lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Purchaser other than Liens for Taxes which are not yet due. The Purchaser has not executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge. The Purchaser has properly charged, collected and paid all applicable stamp, sales, use and other similar Taxes on or before the Closing Date.

6.8      Intellectual Property. No claim is pending or, to the knowledge of the Purchaser, threatened to the effect that the operations of the Purchaser infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property. No claim is pending or, to the knowledge of the Purchaser, threatened to the effect that any such Intellectual Property owned or licensed by the Purchaser, or which the Purchaser otherwise has the right to use, is invalid or unenforceable by the Purchaser. The Purchaser has not granted or assigned to any other Person any right to provide the services or proposed services of the Purchaser.

6.9      Litigation. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened that question the validity of this Agreement or any of the Transaction Documents or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby. Except for the matters set forth on Schedule 6.9, there are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its properties or assets, and to the Knowledge of the Purchaser, there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the knowledge of the Purchaser, threatened Order of any Governmental Authority against, in respect of or naming the Purchaser or in respect of any of its properties or assets.

6.10     Compliance with Laws; Permits.

(a)     To the knowledge of the Purchaser, the Purchaser is in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Authority applicable to the Purchaser, or to the conduct of the business or operations of the Purchaser, or the use of any of its properties (including any leased properties) and assets. The Purchaser has not received any written notices of violation or alleged violation of any such Law or Order by any Governmental Authority.

(b)     The Purchaser has all Permits necessary for the conduct of its business where the failure to have such Permits could have a Material Adverse Effect. The Purchaser has complied in all material respects with all conditions of such Permits applicable to it; no default or violation has occurred in the due observance of any such Permit; to the knowledge of the Purchaser, all such Permits are in full force and effect without further consent or approval of any Person; and the Purchaser has not received any written notice from any Governmental Authority to the effect that there is lacking any such material Permit required in connection with the current operations of the Purchaser.

6.11     Safety and Employment Laws. The Purchaser is not in violation of any applicable Laws relating to occupational health and safety where the failure to so comply could have a Material Adverse Effect and no material expenditures are required in order to comply with any such existing Laws.

6.12     Securities Laws and SEC Documents.

(a)     The Purchaser has complied in all material respects with all applicable federal and state securities laws in connection with all offers, issuances and sales of its securities prior to the date hereof, including, without limitation, the Purchaser Common Stock issued to the Sellers. Except for those securities that have been properly registered under the Securities Act and all applicable state securities laws, to the knowledge of the Purchaser, the Purchaser has not offered any of its securities to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

(b)     Since December 31, 2006, the Purchaser has filed all documents with the U.S. Securities and Exchange Commission (the “SEC”) required to be filed under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such documents filed with the SEC on or before the date hereof referred to herein as the “Purchaser SEC Documents”). To the Knowledge of the Purchaser, as of their respective dates, (i) the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Purchaser, the financial statements of the Purchaser included in the Purchaser SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB or Form 10-Q, as applicable, of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Purchaser as at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

(c)     Except as disclosed in the Purchaser SEC Documents, the Purchaser does not have any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the Ordinary Course of Business of the Purchaser since December 31, 2006, that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

(d)     The Purchaser has heretofore made available to the Sellers a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC to agreements, documents, or other instruments that previously have been filed with the SEC pursuant to the Exchange Act.

6.13     Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Purchaser, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment from the Purchaser in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.

6.14     Investment Intent. The Purchaser is aware that the Membership Interests are not registered under the Securities Act or under the Laws of any state. The Purchaser is acquiring the Membership Interests for its own account and not with a view to their distribution within the meaning of the Securities Act.

6.15     Registration Rights. No Person has demand or other rights to cause the Purchaser to file any registration statement under the Securities Act relating to any securities of the Purchaser or any right to participate in any such registration statement.

6.16     Environmental. Except with respect to the Purchaser’s China Operations, the Purchaser is currently in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws. There are no pending, or to the knowledge of the Purchaser, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against the Purchaser or involving or arising out of or in connection with the Purchaser’s business or any real property currently or formerly owned, operated or leased by the Purchaser. The Purchaser is not subject to and has received no written allegations from any Governmental Authority of any Environmental Liabilities and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by the Purchaser or the Purchaser’s operations thereon has resulted in or would result in Environmental Liabilities, and (iv) all real property owned, leased or operated by the Purchaser is free of contamination from Hazardous Materials that would have a Material Adverse Effect.

6.17     Disclosure; Survival. All representations and warranties set forth in this Section 6 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of 18 months immediately after the Closing (unless the Sellers knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing); provided, however, that the representations and warranties set forth in Section 6.2 shall survive indefinitely.

7.     Closing Deliveries; Conditions to Closing.

7.1      Sellers’ Deliveries. At or prior to the Closing, the Sellers shall deliver to the Purchaser:

(a)     an Instrument of Transfer and Assumption, in respect of the Membership Interests, executed by the Sellers, substantially in the form of Exhibit B hereto (the “LLC Instrument”);

(b)     mutual releases dated the Closing Date in the form of Exhibit C hereto between each Seller and the Company;

(c)     complete and correct copies of the Certificate of Formation and the Company’s limited liability company agreement (the “Operating Agreement”), certified by an officer of the Company to be true, complete and correct as of the Closing Date;

(d)     copies of the limited liability company resolutions authorizing the execution and delivery by the Company of this Agreement and consummation of the transactions contemplated hereby, certified by an officer of the Company;

(e)     a certificate of good standing with respect to the Company, as of a then recent date by the Secretary of State of the State of Illinois;

(f)     the Escrow Agreement, duly executed by the Sellers;

(g)     the Employment Agreement (as defined below), duly executed by the Company Executive;

(h)     the Registration Rights Agreement (as defined below), duly executed by each of the Sellers;

(i)     a certificate of an appropriate officer of the Company certifying as to the incumbency of the officers of the Company, executing this Agreement and the Transaction Documents, including specimen signatures;

(j)     the certificate required pursuant to Section 7.3(j) hereto;

(k)     list of bank accounts; and

(l)     all other documents required by the terms of this Agreement to be executed and/or delivered by the Sellers to the Purchaser at the Closing.

7.2      Purchaser’s Deliveries. At the Closing, the Purchaser will deliver to the Sellers (or as otherwise expressly indicated below):

(a)     a certificate or certificates, representing 2,943,759 shares of the Purchaser Common Stock;

(b)     a certificate representing the Escrow Shares shall be delivered to the Escrow Agent to be held pursuant to the terms of this Agreement and the Escrow Agreement;

(c)     a copy of resolutions of the Purchaser’s board of directors authorizing the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Purchaser;

(d)     the Employment Agreement, duly executed by the Purchaser;

(e)     the Registration Rights Agreement, duly executed by the Purchaser;

(f)     a certificate of the Secretary or other appropriate officer of the Purchaser certifying as to the incumbency of the officers of the Purchaser, as applicable, executing this Agreement and the Transaction Documents, and including specimen signatures;

(g)     the Escrow Agreement, duly executed by the Purchaser and Escrow Agent;

(h)     the certificate required pursuant to Section 7.4(f) hereto; and

(i)     all other documents required by the terms of this Agreement to be executed and/or delivered by the Purchaser at the Closing.

7.3      Conditions of Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

(a)     Representations, Warranties and Covenants. The representations and warranties of the Sellers and the Company under this Agreement shall be deemed to have been made again on the Closing Date (other than those representations and warranties made expressly as of a date prior to the Closing Date) and shall then be true and correct in all material respects.

(b)     Compliance with Agreement. The Sellers and the Company each shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them on or before the Closing Date.

(c)     [Intentionally Omitted].

(d)     Approvals. The Sellers and the Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Authority or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

(e)     No Injunction. No Governmental Authority shall have issued a final and enforceable Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such Order be pending.

(f)     No Material Adverse Change. Since the date of the Most Recent Financial Statements, there shall not have been a Material Adverse Change.

(g)     Employment Agreement. The Purchaser shall have received an executed counterpart of the employment agreement (the “Employment Agreement”) from the Company Executive, in the form of Exhibit D attached hereto.

(h)     Registration Rights Agreement. The Purchaser shall have received an executed counterpart of the registration rights agreement (the “Registration Rights Agreement”) from each of the Sellers, in the form of Exhibit E attached hereto.

(i)     Mezzanine Debt Holders.     The Purchaser shall have received a certificate, in form and substance acceptable to Purchaser signed by an officer of the Company, certifying that the Mezzanine Debt has been paid in full, the Mezzanine Warrants have been retired and/or cancelled and that there are no further obligations payable or owing to the Mezzanine Debt Holders.

(j)     Certificate of Officer. The Sellers shall have delivered to the Purchaser a certificate dated the Closing Date, executed by an officer of the Company, in form and substance acceptable to the Purchaser, certifying the satisfaction of the conditions specified in paragraphs (a) through (f) of this Section 7.3.

7.4      Conditions of Sellers’ Obligations. The Sellers’ obligation to sell the Membership Interests to the Purchaser on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by either Seller:

(a)     Representations and Warranties. The representations and warranties of the Purchaser under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)     Compliance with Agreement. The Purchaser shall have performed and complied with, in all material respects, all agreements and conditions required by this Agreement to be performed or complied with by the Purchaser on or before the Closing.

(c)     Approvals. The Purchaser shall have obtained any and all consents, waivers, approvals, Permits or authorizations, with or by any Governmental Authority or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

(d)     Payment of Purchase Price. The Purchaser shall have delivered the Base Price specified in Section 3.1 hereof.

(e)     No Injunction. No Governmental Authority or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such Order be threatened or pending.

(f)     Certificate of Officer. The Purchaser shall have delivered to the Sellers a certificate dated the Closing Date, executed by its President, in form and substance acceptable to the Sellers, certifying the satisfaction of the conditions specified in paragraphs (a) through (c) of this Section 7.4.

(g)     Employment Agreement. The Company Executive shall have received an executed counterpart of the Employment Agreement from the Purchaser.

(h)     Registration Rights Agreement. The Sellers shall have each received an executed counterpart of the Registration Rights Agreement from the Purchaser.

8.     Certain Covenants.

8.1      Consents. Each of the Sellers and the Purchaser shall use its reasonable efforts to obtain all material consents required of third persons in connection with this Agreement and the transactions contemplated hereby.

8.2      Sellers’ Conduct of Business. During the period from the date of this Agreement until the Closing, the Sellers shall cause the Company to conduct the operations and business of the Company in the ordinary course and consistent with past practices, and, without limiting the foregoing, prior to the Closing, except in the ordinary course of business consistent with past or otherwise reasonable practices, the Sellers shall not, without the prior written consent of the Purchaser, permit the Company to:

(a)     enter into any agreement or contract which if entered into prior to the date hereof would have been required to be disclosed on Schedule 5.15, other than agreements or contracts in the nature of renewals or replacements on substantially similar or then prevailing reasonable commercial terms in the ordinary course of business;

(b)     intentionally subject to any Liens any material assets of the Company;

(c)     dissolve, liquidate, merge or consolidate or sell, transfer, lease or otherwise dispose of any material property or assets of the Company other than in the ordinary course of business or as otherwise permitted by this Agreement;

(d)     make or authorize any capital expenditures in excess of $15,000 in the aggregate, other than substantially consistent with budgets therefor or to repair or replace capital items in the ordinary course of business or to the extent covered by insurance proceeds;

(e)     settle or compromise any material pending or threatened suit or legal action other than in the ordinary course of business; provided, however, that the Purchaser shall not unreasonably withhold, delay or condition its consent to any such settlement or compromise;

(f)     intentionally accelerate or compromise any material amount of trade accounts receivable or intentionally delay payment of any material amount of trade accounts payable or normally accruing business expenses in a manner materially inconsistent with past practice; or

(g)           make any material Tax election or materially change its method of Tax accounting.

8.3      Access to Information.

(a)     During the period from the date of this Agreement until the Closing, the Purchaser and its representatives shall be given reasonable access upon reasonable prior notice and during times mutually convenient to the Purchaser and senior management of the Company, in a manner so as not to interfere with the normal business operations of the Company, to the facilities, properties, and key management employees, books and records of the Company as from time to time may be reasonably requested, for the purpose of permitting the Purchaser to, among other things: (a) conduct its due diligence review, (b) review the Financial Statements of the Company, (c) verify the accuracy of the representations and warranties of the Sellers and the Company contained in this Agreement, and (d) prepare for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Sellers and the Company will permit the Purchaser and its representatives to have access during normal business hours to examine and make copies of all work papers and schedules of the Company and its accountants. In connection therewith, the Purchaser shall be permitted to discuss the business affairs and Financial Statements of the Company with the Company’s accountants, and to review the work papers of such accountants regarding the Company.

(b)     During the period from the date of this Agreement until the Closing, the Sellers and their representatives shall be given reasonable access upon reasonable prior notice and during times mutually convenient to the Purchaser and the Sellers, in a manner so as not to interfere with the normal business operations of the Purchaser, to the facilities, properties, and key management employees, books and records of the Purchaser as from time to time may be reasonably requested, for the purpose of permitting the Sellers to, among other things: (a) conduct its due diligence review, (b) review the Financial Statements of the Purchaser, (c) verify the accuracy of the representations and warranties of the Purchaser contained in this Agreement, and (d) prepare for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Purchaser will permit the Sellers and their representatives to have access during normal business hours to examine and make copies of all work papers and schedules of the Purchaser and its accountants. In connection therewith, the Sellers shall be permitted to discuss the business affairs and Financial Statements of the Purchaser with the Purchaser’s accountants, and to review the work papers of such accountants regarding the Purchaser.

8.4      Purchaser’s Conduct of Business. During the period from the date of this Agreement until the Closing, the Purchaser shall conduct its operations and business consistent with past or otherwise reasonable practices.

8.5      No Shop. Each Seller agrees that, from and after the date hereof and until the termination of this Agreement in accordance with the terms hereof, that he or she will not, nor will he or she permit the Company to, sell, transfer or otherwise dispose of the Membership Interests or any of the assets or properties of the Company (except for dispositions in the ordinary course of business or as permitted elsewhere in this Agreement), and each Seller will not respond to inquiries or proposals, or enter into or pursue any negotiations, or enter into any agreements, with respect to, the sale or purchase of the Membership Interests or the assets, properties or business of the Company (except for dispositions in the ordinary course of business or as permitted elsewhere in this Agreement).

8.6      Cooperation; Taking of Certain Actions. From the date hereof until the earlier of the Closing or the termination of this Agreement, each of the Sellers and the Purchaser shall (and the Sellers shall cause the Company to) use its commercially reasonable efforts to (i) take any additional action that is necessary or required in connection with any notices to, filings with, and authorizations, consents and approvals of, any governmental agency or any third party required to be given, made or obtained in order to effect this Agreement and the transactions contemplated hereby, and (ii) furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of such necessary notices to or filings with or authorizations, consents and approvals of any such governmental agency or third party.

8.7      8-K Report. The Sellers shall in a prompt and timely manner before the Closing provide the Purchaser with all annual and interim financial information relating to the business of the Company as may be reasonably requested by the Purchaser (and to the extent any such information is within their control, the Sellers shall provide the Purchaser such information after the Closing) in order for the Purchaser to comply with its reporting and disclosure obligations under the Federal securities laws covered by, and in accordance with the requirements of, Securities and Exchange Commission Regulation S-X and Form 8-K, in connection with the Purchaser's preparation of and so as to enable the Purchaser to timely file the Purchaser’s Current Report on Form 8-K, and any amendments thereto, regarding the Closing, and the review, by the Purchaser’s regularly retained accounting firm (the “Purchaser’s Accountant”), of all financial statements relating to the Company as shall be required to be included in said Current Report on Form 8-K and/or any such amendment; provided that such financial information shall, prior to the Closing, be held confidential by the Purchaser. The Sellers shall in a prompt and timely manner provide the Purchaser’s Accountant with such management representations as may be requested by the Purchaser’s Accountant in connection with its preparation of any financial statements for the Company relating to such Current Report on Form 8-K.

8.8      Post Closing Covenants.

(a)     No later than five (5) business days following the Closing, the Purchaser shall take all necessary action to have Remo appointed to the Purchaser’s board of directors.

(b)     Concurrently with Remo’s appointment to the Purchaser’s board of directors, the Purchaser and Remo shall have the Company take all necessary action to have the members of Purchaser’s board of directors, elected as directors of the Company.

9.     Indemnification; Limitations on Remedies.

9.1      Indemnification by the Sellers and the Company. Subject to the other provisions of this Section 9, the Sellers and the Company shall indemnify the Purchaser for, and hold the Purchaser harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, to the extent resulting from, arising out of, or relating to:

(a)     any Current Litigation, whether asserted prior to or after the Closing;

(b)     any accounts receivable, net of reserves, listed on Schedule 5.7 not collected within six (6) months of the Closing Date; provided, however, that the Purchaser shall cause the Company to assign any such accounts receivable to the Sellers for their benefit;

(c)     any and all violations of laws, rules, regulations, codes or orders by Sellers and/or the Company, direct or indirect, fixed, contingent, legal, statutory or contractual, which exist at or as of the Closing Date or which arise after the Closing Date but which are directly and primarily caused by acts, failures to act, transactions, services or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable;

(d)     any breach, in any material respect, or default, in any material respect, in the performance by the Sellers of any covenant or agreement of either of them contained in this Agreement or the performance by the Company of any covenant or agreement contained in this Agreement the performance of which was required by this Agreement to be satisfied prior to the Closing;

(e)     provided that the Purchaser makes a written claim for indemnification pursuant to Section 11.8 below within the survival period of the applicable representation or warranty, as provided in Section 5.32, any breach, in any material respect, by the Company and/or the Sellers of any of the representations or warranties made by either of them in this Agreement; and

(f)     any broker’s or finder’s fee or any similar fee, charge or commission incurred by the Company and/or the Sellers prior to or in connection with this Agreement, or any of the transactions contemplated hereby.

9.2      Indemnification by the Purchaser. The Purchaser shall indemnify the Sellers for, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, to the extent resulting from, arising out of, or relating to:

(a)     any breach, in any material respect, or default in the performance by the Purchaser of any covenant or agreement of it contained in this Agreement;

(b)     provided that the Sellers make a written claim for indemnification pursuant to Section 11.8 below within the survival period of the applicable representation or warranty, as provided in Section 6.17, any breach, in any material respect, by the Purchaser of any of the representations or warranties made by it in this Agreement; and

(c)     any broker’s or finder’s fee or any similar fee, charge or commission incurred by the Purchaser prior to or in connection with this Agreement, or any of the transactions contemplated hereby.

9.3      Notice and Opportunity to Defend. Promptly after the receipt by the Sellers or the Purchaser, as the case may be, of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Claim”) which could give rise to a right to indemnification under Section 9.1 or Section 9.2, the party receiving such notice (an “Indemnified Party”) shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the “Indemnifying Party”). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Claim. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Claim or was not prejudiced by the failure to give notice of the Claim. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

9.4      Limitation on Remedies.

(a)     Sellers’ and Purchaser’s indemnification obligations under Sections 9.1 and 9.2, as the case may be, shall only apply to individual items of Loss in excess of $15,000 and neither the Sellers nor the Purchaser shall have any liability for any of the indemnification obligations under Sections 9.1 or 9.2, as the case may be, for individual items of Loss of $15,000 or less; provided, however, that once the aggregate amount of all such Losses of $15,000 or less exceeds $75,000, the Sellers’ and the Purchaser’s indemnification obligations under Sections 9.1 and 9.2, as the case may be, shall apply to all Losses. Notwithstanding anything in this Agreement to the contrary, the Sellers obligation under this Agreement to indemnify the Purchaser shall be limited exclusively to the surrender by the Sellers of the total number of shares of Purchaser Common Stock issued or issuable to the Sellers pursuant to this Agreement. The Sellers’ indemnity obligations arising under this Agreement shall be satisfied exclusively, first, by the surrender of the Escrow Shares pursuant to the Escrow Agreement and, then, by the surrender by the Sellers of Purchaser Common Stock pursuant to Sections 9.5(b) and (c). The number and Fair Market Value of the Escrow Shares and shares of Purchaser Common Stock surrendered by the Sellers’ pursuant to this Section 9.4 shall be determined under Schedule 9.5 of this Agreement.

(b)     To the extent that recovery from another Person is available to the Purchaser or the Company, and the Purchaser seeks and obtains indemnification from the Sellers pursuant to the provisions of this Section 9, then the Purchaser agrees to assign to the Sellers, to the fullest extent allowable, its rights and causes of action with respect to such claims against such other Person.

(c)      To the extent that recovery from another Person is available to the Sellers, and the Sellers seek and obtain indemnification from the Purchaser pursuant to the provisions of this Section 9, then Sellers agree to assign to the Purchaser, to the fullest extent allowable, their rights and causes of action with respect to such claims against such other Person.

(d)     Neither the Purchaser nor the Sellers is entitled to any damages on account of consequential, incidental or indirect damages or losses, including, without limitation, business interruption, loss of profits, loss of use of facilities and loss of goodwill, and no “multiple of profits” or other similar damage calculation methodology will be applied in calculating any damage that may be claimed hereunder. Additionally, neither the Sellers nor the Purchaser will have any liability with respect to any claim for indemnification that relates to the passing of, or any change in, any Law or any accounting policy, principle or practice after the Closing Date or any increase in Tax rates in effect after the Closing Date, even if the change or increase has retroactive effect or requires action at a future date.

(e)     To the extent that any breach of a representation, warranty or covenant made by the Sellers or the Company, on the one hand, or the Purchaser, on the other hand, is capable of cure, the Purchaser or the Sellers, as the case may be will, as a condition precedent to asserting a claim concerning the breach, afford the Sellers or the Purchaser, as the case may be, a reasonable opportunity (which will not be more than ninety (90) days) to cure the breach and will provide, and will cause its Affiliates (including the Company) to provide, the Sellers or the Purchaser, as the case may be, all reasonable assistance (including access to buildings, offices, records, files, properties and assets) in connection with such remedy or cure. The Purchaser will not be entitled to indemnification from the Sellers for any Losses or other adverse consequences caused by the operation of the Company following the Closing Date or caused by acts or omissions by the Purchaser or its Affiliates (including the Company) following the Closing Date.

(f)     The Sellers will have no liability with respect to any claim that would not have arisen but for any act of the Purchaser or its Affiliates (including the disclosure to any Person of facts giving rise to such claim or omission after Closing by the Purchaser or its Affiliates (including the Company)), other than any act or omission done or arising pursuant to the provisions of this Agreement or required by applicable Law.

(g)     The Purchaser will have no liability with respect to any claim that would not have arisen but for any act of the Sellers (including the disclosure to any Person of facts giving rise to such claim or omission after Closing by the Sellers), other than any act or omission done or arising pursuant to the provisions of this Agreement or required by applicable Law.

(h)     In the event that the Indemnifying Party is obligated to indemnify the Indemnified Party with respect to any of the Indemnifying Party’s indemnification obligations under this Section 9, and the Indemnified Party (including the Company) is entitled to insurance coverage and/or a Tax Benefit (defined hereafter) with respect to any of the amounts payable by the Indemnified Party for which it is entitled to indemnification by the Indemnifying Party, then any amounts payable to the Indemnified Party will be net of any insurance coverage and Tax Benefits available to the Indemnified Party. For purposes of this paragraph, “Tax Benefit” will mean the present value of any refund, net operating loss, credit or reduction in otherwise required Tax payments, including any interest payable thereon, which present value will be computed as of the later of the Closing Date or the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized (regardless of the time that Indemnified Party actually utilizes the benefit), using (i) the Tax rate applicable to the highest level of income with respect to such Tax under applicable Law on such date, and (ii) the interest rate on such date imposed on corporate deficiencies paid within thirty (30) days of the notice of proposed deficiency under the Code.

9.5      Escrow Shares; Contingent Price, Base Price Offset.

(a)     With respect to any Losses for which the Sellers are obligated to indemnify and defend the Purchaser pursuant to this Section 9, the Purchaser shall first be entitled to recover such claim out of, and make claim for, the Escrow Shares and, subject to the terms of the Escrow Agreement, the Escrow Shares shall be available to satisfy any such claim. The indemnification provided in this Section 9 is the exclusive remedy of the Parties with respect to any claim resulting from, arising out of, or relating to this Agreement or any of the Transaction Documents.

(b)     In the event that the Escrow Shares are not sufficient to satisfy the Sellers’ indemnification obligations pursuant hereto, the Purchaser shall next have the right to set-off such deficiency by withholding any shares of the Purchaser Common Stock deliverable to the Sellers as payment of the Contingent Purchase Price, if any.

(c)     In the event that the Escrow Shares and the Contingent Purchase Price deliverable to the Sellers are not sufficient to satisfy the Sellers’ indemnification obligations, the Purchaser shall then have the right to require the Sellers to return to the Purchaser shares of the Purchaser Common Stock previously delivered to the Sellers as payment of the Base Price, and any shares of Purchaser Common Stock previously delivered to the Sellers as payment of any or all of the Contingent Purchase Price, if any, sufficient to satisfy any such deficiency.

(d)     In the event that any such shares of Purchaser Common Stock delivered to Sellers and required to be returned pursuant to Section 9.5(c) cannot be delivered by Sellers at the time that delivery of such shares is required pursuant to this Section 9.5, Sellers shall deliver to Purchaser cash payment equal to the Fair Market Value of such shares (as determined pursuant to Schedule 9.5) or shall acquire such shares in the open market and deliver them to Purchaser.

(e)     The number of shares of Purchaser Common Stock that the Purchaser shall be entitled to receive from Sellers to indemnify it from any Losses shall be determined based upon the Fair Market Value (as defined in Schedule 9.5 hereto) of such shares determined as of the last business day immediately preceding the date that such shares are to be delivered to Purchaser; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, if the Sellers’ indemnification obligations are related to or arise out of or are in connection with a Legal Proceeding, a number of Escrow Shares reasonably sufficient to cover the anticipated indemnification obligation resulting from such Legal Proceeding shall not be released to the Sellers until all appeals have been completed and no more avenues for appeal are available to plaintiffs in such Legal Proceedings.

(f)     The forgoing notwithstanding, the Sellers may, at their option, elect instead to pay to the Purchaser the Sellers’ indemnification obligations in cash, in which case, after such payment, the Purchaser shall direct the Escrow Agent to deliver the Escrow Shares to the Sellers.

9.6      Purchaser Indemnification Obligations. With respect to any Losses for which the Purchaser is obligated to indemnify and defend the Sellers pursuant to this Section 9, the Purchaser shall have the right to satisfy such indemnification obligations through the delivery of shares of Purchaser Common Stock having a Fair Market Value determined as of the last business day immediately preceding the date that such shares are to be delivered to Sellers equal to the amount of such Losses or by payment of such Losses in cash.

(a)     Remedies. After the Closing, the rights of the Purchaser under this Section 9 shall be the exclusive remedy of the Purchaser with respect to claims based upon a breach or alleged breach of any of the representations and warranties and covenants of the Sellers contained herein. The rights of the Sellers under this Section 9 shall be the exclusive remedy of the Sellers with respect to claims based upon a breach or alleged breach of any of the representations, warranties and covenants of the Purchaser contained herein.

10.    Termination.

10.1     This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)     by mutual written consent of the Purchaser and the Sellers; or

(b)     by the Purchaser if prior to the Closing, the Purchaser determines that there has been a Material Adverse Change in the Company;

(c)     by the Sellers if prior to the Closing, the Sellers determine that there has been a Material Adverse Change in the Purchaser; or

(d)     by either of the parties if it is not in breach of this Agreement and if the Closing shall not have occurred within 120 days of the date hereof.

11.    Miscellaneous.

11.1     Expenses. Each of the Sellers and the Purchaser shall be responsible for its own out-of-pocket expenses including, without limitation, payment of its legal and financial advisors, in connection with the transactions contemplated by this Agreement.

11.2     Specific Performance. Each of the parties hereto acknowledges and agrees that the Sellers’ refusal to consummate sale of the Membership Interests to the Purchaser, pursuant to the provisions of this Agreement, unless the Purchaser has failed to comply, in any material respect, with its obligations under this Agreement, would be considered a material breach of this Agreement by the Sellers which would cause irreparable damage to the Purchaser, for which it will not have an adequate remedy at law. Therefore, such obligation of the Sellers to sell the Membership Interests to the Purchaser shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which the Purchaser may have under this Agreement or otherwise.

11.3     Further Assurances. The Sellers, the Company and the Purchaser agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

11.4     Governing Law; Jurisdiction. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby expressly and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon either of them personally, or by certified mail or registered mail upon such party or such agent, return receipt requested, with the same full force and effect as if personally served upon such party in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. Except as provided in Schedule 2.2(b) or Schedule 9.5, in the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

11.5     Entire Agreement; Amendments and Waivers. This Agreement (including the Transaction Documents and all schedules and exhibits hereto and thereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as provided in Section 9.3, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11.6     Headings; Interpretive Matters. The Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. All references to dollar amounts in this Agreement are to United States dollars, unless otherwise specifically provided.

11.7     Confidentiality. Each party hereto covenants and agrees to treat any non-public information provided to it by the other concerning the business and finances of the Sellers, the Company and/or the Purchaser (“Corporate Information”) as confidential and agrees further that it will not use, exploit, reproduce, disclose or provide Corporate Information to any third-party (other than any agents of the parties who are bound by substantially similar obligations of confidentiality) on its own behalf or otherwise, except with the consent of the disclosing party or as required by law, legal process or any federal or state regulatory body having jurisdiction over such party. The provisions of this Section 11.7 shall not apply to any information which:

(a)     was within the public domain prior to the time of disclosure of Corporate Information to the receiving party or which comes into the public domain other than as a result of a breach by the party of this Section 11.7;

(b)     was in the possession of the receiving party (or any of its Employees, directors, Representatives, or Affiliates) before the receiving party received the Corporate Information;

(c)     was rightfully acquired by the receiving party from a third party without, to the knowledge of the receiving party, any restriction or any obligation of confidentiality; or

(d)     was independently developed by the receiving party without any use or reference to the Corporate Information.

The provisions of this Section 11.7 shall survive the Closing Date, either in whole or as to any party, for a period of five (5) years.

11.8     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally-recognized overnight courier service, faxed, e-mailed or mailed by certified mail, return receipt requested, to the parties at the mailing address, fax number or e-mail address indicated in the signature pages hereof. All notices are effective upon receipt or upon refusal if properly delivered.

11.9     Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

11.10  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all of its rights and obligations hereunder, in whole or in part, to any of its Affiliates, but any such assignment shall not relieve the Purchaser of its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as purchaser or holder of the Membership Interests are also for the benefit of and enforceable by, any subsequent holders of such Membership Interests. Upon any assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

11.11   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Remainder of Page Intentionally Left Blank

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD COMMERCE SERVICES, LLC

By:	/s/ Remo Picchietti
Name: Remo Picchietti
Title: Chief Executive Officer

By:	/s/ Remo Picchietti
Remo Picchietti

By:	/s/ Mary Picchietti
Mary Picchietti

WAKO LOGISTICS GROUP, INC.

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chief Executive Officer

SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT